Exhibit 99.1

August 5, 2026

Ivanhoe Electric Strengthens Management Team with Addition
of Michelle Lammers as Chief Operating Officer and Daniel
Worthy as Senior Vice President of Operations

Ms. Lammers Brings Over 20 Years of Leadership Experience
in Copper Mining, Processing, and Project Development in the
United States with ASARCO LLC

Mr. Worthy Brings Over 20 Years of Extensive Underground
Mining Experience, Including Leadership Positions at Nevada
Gold Mines, Barrick, and Gold Fields

Glen Kuntz, Senior Vice President of Mine Development,
Continues Leading the Company’s Engineering and Design of
the Santa Cruz Copper Project

The Santa Cruz Copper Project Updated Preliminary Feasibility
Study Remains on Track for Completion in September 2026

PHOENIX, ARIZONA – Ivanhoe Electric Inc. (“Ivanhoe Electric”) (NYSE American: IE; TSX: IE) Executive Chairman Robert Friedland and President and Chief Executive Officer Taylor Melvin are pleased to announce the addition of two experienced mining professionals to the executive management team of Ivanhoe Electric. Michelle Lammers will join as Chief Operating Officer of the Company, and Daniel Worthy will join as Senior Vice President, Operations and General Manager for the Santa Cruz Copper Project in Arizona. The effective date for both Ms. Lammers and Mr. Worthy is September 1, 2026.

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Ms. Lammers joins Ivanhoe Electric after more than twenty years with Tucson-based ASARCO LLC (the American Smelting and Refining Company, or “ASARCO”). ASARCO, a United States subsidiary of Grupo Mexico, is an integrated copper mining, smelting and refining company with approximately 1,700 employees. ASARCO operates three copper mining operations in Arizona and owns a smelter in Arizona and a copper refinery in Texas. Ms. Lammers began her career with ASARCO in 2001 as a Metallurgical Engineer and progressed through various operational, project development, and project leadership roles. She served as General Manager of the Ray Mine and Project Manager for the Mammoth Heap Leach Facility at the Silver Bell Mine in Arizona. Ms. Lammers' most recent role is Operations Director – USA, with responsibility for ASARCO’s United States mining operations, the Copper Basin Railway infrastructure system, and operational development and continuous improvement programs across the company’s assets.

Mr. Worthy joins Ivanhoe Electric from Nevada Gold Mines, a joint venture between Barrick and Newmont created in 2019. Nevada Gold Mines is the largest integrated gold-producing complex in the world. Mr. Worthy has over twenty years of experience across large-scale underground and open-pit operations and project development. He was most recently the General Manager, Technical Services at Nevada Gold Mines, and previously served as General Manager of the Cortez Mine in Nevada and the Hemlo Mine in Ontario, Canada. His extensive underground mining experience includes serving as Manager of Underground Mining at Leeville, Cortez Hills, and Goldrush mining operations in Nevada, and various leadership roles with Gold Fields in Australia.

As General Manager, Mr. Worthy will have day-to-day responsibility for all operating activities at the Santa Cruz Copper Project in Arizona. He will lead the site team through construction, commissioning, ramp-up, and operations, with responsibility for safety, contractor performance, workforce development, and overall site execution.

Ms. Lammers and Mr. Worthy will work closely with Glen Kuntz, who will continue his leadership of the engineering and design activities for the Project, including the completion of the updated Preliminary Feasibility Study that is expected to be completed in September. With the addition of Ms. Lammers and Mr. Worthy, Ivanhoe Electric has built a team of experienced mining leaders to drive the detailed engineering, construction, and operation of the Santa Cruz Copper Project in Arizona.

Mr. Friedland commented: “It takes exceptional people to build mines, and with the addition of Michelle Lammers and Dan Worthy we are adding over 40 years of leadership and operations experience as we transition our Santa Cruz Copper Project from engineering into construction and, ultimately, production. With Michelle and Dan working alongside Glen Kuntz and his engineering professionals, we have a stronger leadership team to advance our Santa Cruz Project. Michelle and Dan have demonstrated their abilities to lead large-scale copper operations, bulk underground mining operations, and development projects in the United States. They bring a strong track record of successful, operations-focused leadership to guide our team as we build America’s next large-scale copper producer that will support American energy and technology infrastructure, supply chain security, and national defense.”

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Mr. Melvin commented: “We are excited to add Michelle and Dan to our leadership team at Ivanhoe Electric. Their decades of combined operating experience are the perfect complement to the excellent work completed to date by Glen Kuntz and his team of engineering professionals. We have built an experienced, disciplined and safety-focused team to advance our modern, high-grade, Santa Cruz Copper Project in Arizona though the Preliminary Feasibility Study Update and into construction. Michelle and Dan’s decision to join Ivanhoe Electric is a testament to the high quality of our existing team and the exciting potential of our Santa Cruz Project. I look forward to working with Michelle and Dan.”

Santa Cruz Copper Project

The Santa Cruz Copper Project is an advanced-stage, high-grade underground copper project located entirely on private land in Arizona. Santa Cruz is designed to use heap leaching and solvent extraction-electrowinning to produce 99.99% pure copper cathode onsite without the need for smelting. The Project’s updated Preliminary Feasibility Study (“PFS”) is on track for completion in September 2026. The updated PFS will incorporate the engineering and mine access design associated with the Company’s previously announced purchase of a Robbins cross-over tunnel boring machine (refer to Ivanhoe Electric's May 11, 2026, news release).

About Ivanhoe Electric

We are a United States-based, technology-driven minerals exploration and development company with a focus on copper and other critical metals vital to electric transmission and generation, manufacturing, infrastructure development, technology, and national security. Our wholly owned assets are located in the United States, led by our advanced-stage Santa Cruz Copper Project in Arizona. We operate exploration joint ventures and alliances in Saudi Arabia with Maaden, in Chile with Sociedad Química y Minera de Chile ("SQM"), and in the United States with BHP. We use our powerful Typhoon™ geophysical surveying system, together with advanced data analytics software provided by our subsidiary, Computational Geosciences Inc. (“CGI”), to accelerate and de-risk the mineral exploration process in the search for new deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. We believe the United States is significantly underexplored and has the potential to yield major new discoveries of critical metals.

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We are committed to the establishment of strong relationships with our local communities and the responsible development of our projects by incorporating best practices for health, safety and environmental standards, water management, protection of local cultural heritage and biodiversity, and minimizing our environmental footprint.

Website: www.ivanhoeelectric.com

Contact Information

Mike Patterson

Vice President, Investor Relations and Business Development

Email: mike@ivnelectric.com

Phone: 1-480-601-7878

Follow us on

Ivanhoe Electric’s Executive Chairman Robert Friedland: @robert_ivanhoe

Ivanhoe Electric: @ivanhoeelectric

Ivanhoe Electric’s investor relations website located at www.ivanhoeelectric.com should be considered as Ivanhoe Electric’s recognized distribution channel for purposes of the Securities and Exchange Commission’s Regulation FD.

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ivanhoe Electric, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict”, “target”, “project” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect Ivanhoe Electric’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

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Such statements in this news release include, without limitation, statements relating to: completion of the updated Preliminary Feasibility Study for the Santa Cruz Copper Project in September 2026; and the engineering, design, construction, and operation of the Santa Cruz Copper Project.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the U.S. government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with Ivanhoe Electric to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K filed and other disclosures with the U.S. Securities and Exchange Commission.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, Ivanhoe Electric does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.

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